EXHIBIT 21.1
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                 SUBSIDIARIES OF THE REGISTRANT


          Name                          State of Incorporation
          ----------------------------------------------------

          The Visionary Group, Inc           Texas
          Media Resolutions, Inc.            Texas
          VirtuallyThere, Inc.               Texas
          UDT Consulting,  Inc.              Texas